As filed with the Securities and Exchange Commission on March 26, 2009

Registration No. 333-137589

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

_____________________________

SYNCORA HOLDINGS LTD.

(Exact Name of Registrant as specified in its Charter)

_____________________________

Bermuda	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Canon’s Court, 22 Victoria Street
Hamilton, HM 12, Bermuda
(441) 295-7135
(Address, including zip code, and telephone number, including area code, of principal executive offices)

_____________________________

Syncora Holdings Ltd. 2006 Long-Term Incentive and Share Award Plan
(Full title of the plan)

_____________________________

CT Corporation System
111 Eighth Avenue, 13th Floor
New York, New York 10011
Telephone: (212) 894-8700
(Name, address and telephone number, including area code, of agent for service)

_____________________________

Copies to:
Steven J. Slutzky, Esq.
Debevoise & Plimpton LLP
919 Third Avenue
New York, NY 10022
(212) 909-6000

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐	(Do not check if a smaller reporting company)

EXPLANATORY NOTE: DEREGISTRATION OF SECURITIES

     The registration statement on Form S-8 (Registration No. 333-137589) (the “Registration Statement”) of Syncora Holdings Ltd. (the “Company”), pertaining to the registration of 3,848,182 shares of the Company's common shares, par value $0.01 per share, to which this Post-Effective Amendment No. 1 relates, was filed with the Securities and Exchange Commission on September 26, 2006.

     In accordance with an undertaking made by the Company in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering, the Company hereby amends the Registration Statement to deregister any remaining securities registered but unsold under the Registration Statement.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, New York, on March 26, 2009.

SYNCORA HOLDINGS LTD.

By:	/s/ Susan B. Comparato
Susan B. Comparato
Acting Chief Executive
Officer and President

DATE: March 26, 2009

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Susan B. Comparato	Acting Chief Executive	March 26, 2009
Name: Susan B. Comparato	Officer and President
(Principal Executive Officer)

March 26, 2009
/s/ David Prager	Third-Party Consultant
Name: David Prager	(Principal Financial Officer)

March 26, 2009
/s/ Arnold Brousell	Chief Accounting Officer
Name: Arnold Brousell	(Principal Accounting
Officer)

March 26, 2009
/s/ Michael P. Esposito, Jr.	Director and Chairman of the
Name: Michael P. Esposito, Jr.	Board

March 26, 2009
/s/ E. Grant Gibbons	Director
Name: E. Grant Gibbons

March 26, 2009
/s/ Bruce G. Hannon	Director
Name: Bruce G. Hannon

March 26, 2009
/s/ Duncan P. Hennes	Director
Name: Duncan P. Hennes

March 26, 2009
/s/ Robert M. Lichten	Director
Name: Robert M. Lichten

March 26, 2009
/s/ Edward J. Muhl	Director
Name: Edward J. Muhl

March 26, 2009
/s/ Thomas S. Norsworthy	Director
Name: Thomas S. Norsworthy

March 26, 2009
/s/ Coleman D. Ross	Director
Name: Coleman D. Ross

March 26, 2009
/s/ Robert J. White	Director
Name: Robert J. White